UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2008
NovaRay Medical, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52731	16-1778998

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

39655 Eureka Drive, Suite A, Newark, California	94560

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 592-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     NovaRay Medical, Inc., a Delaware corporation (the “Company”) received a comment letter dated May 30, 2008 from the staff of the U.S. Securities and Exchange Commission commenting on Amendment No. 2 to our Form S-1 registration statement filed on May 5, 2008 (File# 333-149917). The comment letter requested additional information and enhanced disclosure and alerted the Company to certain errors and possible incorrect applications of certain accounting principles regarding certain transactions recorded as deferred assets and accounting for extinguishments of debt. Mr. Marc Whyte, our Chief Financial Officer, discussed the matter with our accounting organization who in turn discussed the matter with our independent registered public accounting firm, Paritz & Company, P.A. On or prior to June 24, 2008, Mr. Jack Price, our Chief Executive Officer, and Mr. Marc Whyte concluded that (i) our Form 10-Q for the quarter ended March 31, 2008 and filed on May 14, 2008, and the unaudited financial statements from inception to March 31, 2008 and the fiscal quarters ended March 31, 2007 and 2008 and (ii) our Form 10-KSB for the fiscal year ended December 31, 2007 and filed on March 31, 2008, Amendment No. 1 to such Form 10-KSB filed on May 12, 2008 and the audited financial statements from inception to December 31, 2007 and the fiscal year ended December 31, 2007 should be restated and should no longer be relied upon.
     On June 24, 2008, the Company filed Amendment No. 2 to our Form 10-KSB (i) to amend and restate our Condensed Consolidated Balance Sheet at and as of December 31, 2007 to reduce total assets (and total liabilities and stockholders’ deficit) by $3,510,867, from $12,818,067 to $9,307,200; (ii) to amend and restate our Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2007 and for the period from our inception (June 7, 2005) to December 31, 2007 to reduce net loss for the twelve-month period ended December 31, 2007 by $276,076, from $1,425,641 to $1,149,565; (iii) to amend and restate our Statement of Consolidated Stockholders’ Equity (Deficit) as of December 31, 2007 to reduce the balance as of December 31, 2007 by $3,510,405, from $11,920,642 to $8,410,237; (iv) to amend and restate our Condensed Consolidated Statements of Cash Flow for the twelve-month period ended December 31, 2007 and for the period from our inception (June 7, 2005) to December 31, 2007; and (v) to amend our Notes to the Consolidated Financial Statements to reflect the aforementioned changes, including the addition of a table in Note 2 describing the adjustments set forth above. The Company also filed Amendment No. 1 to our Form 10-Q (i) to amend and restate our Condensed Consolidated Balance Sheets at and as of March 31, 2008 and December 31, 2007 to reduce total assets (and total liabilities and stockholders’ deficit) on our Condensed Consolidated Balance Sheet at and as of March 31, 2008 by $3,174,569, from $10,972,201 to $7,797,632 and to reduce total assets (and total liabilities and stockholders’ deficit) on our Condensed Consolidated Balance Sheet at and as of December 31, 2007 by $3,510,866, from $12,818,066 to $9,307,200; (ii) to amend and restate our Condensed Consolidated Statements of Operations for the three-month period ended March 31, 2008 and for the period from our inception (June 7, 2005) to March 31, 2008 to reduce net loss for the three-month period ended March 31, 2008 by $114,381, from $2,146,943 to $2,032,562 and to reduce net loss for the period from our inception (June 7, 2005) to March 31, 2008 by $114,562, from $7,325,137 to $7,210,575; (iii) to amend and restate our Condensed Consolidated Statements of Cash Flow for the three-month period ended March 31, 2008 and for the period from our inception (June 7, 2005) to March 31, 2008; and (iv) to amend the Notes to the Consolidated Financial Statements to reflect the aforementioned changes, including the addition of a table in note 2 describing the adjustments set forth above.
     The Company received comment letters dated July 1, 2008 and July 24, 2008 from the staff of the U.S. Securities and Exchange Commission commenting on Amendment Nos. 3, 4 and 5 to our Form S-1 registration statement. The comment letters requested additional information and enhanced disclosure and alerted the Company to certain errors and possible incorrect applications of certain accounting principles regarding certain warrant issuances and accounting for extinguishments of debt. In response, the Company filed Amendment No. 5 to our

Form S-1 registration statement on July 16, 2008 and Amendment No. 6 to our Form S-1 on August 4, 2008 which contain certain proposed amendments and restatements to our financial statements. Depending on further comments in subsequent comment letters from the staff of the U.S. Securities and Exchange Commission, the Company may advise and conclude that (i) our Amendment No. 1 to our Form 10-Q filed on June 24, 2008 and the unaudited financial statements from inception to March 31, 2008 and the fiscal quarters ended March 31, 2007 and 2008 and (ii) Amendment No. 2 to our Form 10-KSB filed on June 24, 2008 and the audited financial statements from inception to December 31, 2007 and the fiscal years ended December 31, 2006 and 2007 should no longer be relied upon and the Company may further amend and restate its Form 10-Q for the quarterly period ended March 31, 2008, its Form 10-KSB for the transition period from October 1, 2007 to December 31, 2007 and the related financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaRay Medical, Inc.
Dated: August 4, 2008	By:	/s/ Marc C. Whyte
		Name:	Marc C. Whyte
		Title:	Chief Financial Officer and Chief Operating Officer